UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 30, 2007
Date of Report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398
333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348 (610) 765-5959
1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
In the Current Report on Form 8-K filed on May 30, 2007, Exelon Corporation (Exelon) disclosed that Floor Amendment No. 4 to Senate Bill 1592 was posted in the Illinois House of Representatives and was assigned to the House Electric Utility Oversight Committee, which approved the amendment by a vote of 5 to 4. The text of the amended bill is attached as Exhibit 99.1 to this Current Report on Form 8-K.
As previously disclosed, on March 6, 2007, the Illinois House of Representatives approved legislation, known as House Bill 1750, that, if enacted into law, would roll back the current electricity rates of Commonwealth Edison Company (ComEd) and other Illinois utilities to rates that were in effect on December 29, 2006, would provide for a refund, with interest, of the charges collected from residential customers in excess of those rolled-back rates since January 2, 2007, and would generally limit rate increases for the electric energy component of rates for all bundled service customers until 2010. On May 30, 2007 the Illinois Senate Executive Committee voted to approve House Bill 1750 by a vote of 7 yes, 3 no, and three members voting “present”. The full Illinois Senate did not vote on the bill during the regular session. In order for the bill to become effective immediately upon becoming law, it must now pass the Illinois Senate by a supermajority of 60%. Otherwise, it can be amended to change the effective date to 2008 and be approved by a simple majority, but in that case the Illinois House would also need to approve the change to the bill. If the same version of the bill were approved by both chambers by the requisite majority, the bill would then go to the Governor for signature. The Governor has previously expressed support for rate freeze legislation. Exelon, ComEd and Exelon Generation Company, LLC (Generation) (collectively, the Registrants) believe the proposed legislation is unconstitutional, and if enacted, the Registrants would pursue all available legal remedies.
ComEd, Generation and other interested parties have been actively engaged in discussions with Illinois legislative leaders to explore alternatives to rate freeze and other legislation that would provide rate relief for Illinois electric customers, including financial assistance for Illinois electric customers with unusually high electric bills and other customers in need of financial assistance. ComEd and Generation are unable to predict the outcome of the discussions of alternatives to rate freeze and other legislation or the ultimate outcome of the legislative process or the coverage or content of any legislation that may be adopted.
* * * * *
This combined Form 8-K is being furnished separately by each of the Registrants. Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.
This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s, Generation’s and ComEd’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation and (c) ITEM 8, Financial Statements and Supplementary Data: Note 18; (2) Exelon’s First Quarter 2007 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the SEC by Exelon, Generation and ComEd. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. Exelon, Generation and ComEd do not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Floor Amendment No. 4 to Senate Bill 1592

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC
/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets and Chief Financial Officer Exelon Corporation

COMMONWEALTH EDISON COMPANY
/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer, Treasurer and Chief Risk Officer Commonwealth Edison Company

June 1, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Floor Amendment No. 4 to Senate Bill 1592